SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                             JUSTIN INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

         Texas                                       75-0102185
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                  Identification No.)

2821 W. Seventh Street, Fort Worth, Texas              76107
(Address of Principal Executive Offices)             (Zip Code)


      JUSTIN INDUSTRIES, INC. 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plan)


                                Richard J. Savitz
                             Vice President-Finance
                             Justin Industries, Inc.
                             2821 W. Seventh Street
                               Fort Worth, Texas 76107
                     (Name and address of agent for service)

                                  (817) 336-5125
          (Telephone number, including area code, of agent for service)


                              --------------------



                       CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------
                               Proposed      Proposed
  Title of                      maximum       maximum
 securities      Amount to     offering      aggregate      Amount of
   to be             be        price per     offering     registration
 registered      registered    share (1)     price (1)       fee (1)
------------     ----------    --------     ----------    ------------

Common Stock,     200,000       $16.00      $2,900,000        $944
 par value         shares
  $2.50
------------     ----------    --------     ----------    ------------

(1) Pursuant to Rules 457(c) and (h), estimated solely on the basis of the average of the high and low sales price as reported on the NASDAQ National Market System for April 29, 1998 in accordance with Rule 457 (c) and 457 (h) of the Securities Act of 1933.

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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

     The following documents, which are on file with the Securities and Exchange Commission, are incorporated by reference in this registration statement:

     (a) the Registrant's annual report on Form 10-K, dated March 27, 1998, for the fiscal year ended December 31, 1997;

     (b) No reports have been filed, nor were required to be filed, by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end the fiscal year covered by the documents of the Company referred to in (a) above.;

     (c) the description of the Registrant's Common Stock as contained in the Company's registration statement on Form 10 dated April 24, 1968, as amended by Amendment No. 1 to Form 10 on Form 8 dated April 27, 1993; and

     (d) the description of the Registrant's Common Stock Purchase Rights contained in the Company's registration statement on Form 8-A dated October 6, 1989, as amended by Amendment No. 1 to Form 8-A dated October 4, 1990.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to the registration statement which indicates that all of the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Legal matters in connection with the Common Stock being offered hereunder have been passed upon for the Registrant by Kelly, Hart & Hallman, a
professional corporation.   Dee J. Kelly, a director of the Company, is a
shareholder and director of such law firm. Mr. Kelly owns 125,104 shares of the Company's Common Stock of record and beneficially; 91,612 shares are owned by the Dee Kelly Corporation with respect to which Mr. Kelly disclaims beneficial ownership of 30% or 27,484 shares by virtue of the equity interest of Mr. Kelly's three children in this corporation; and Mr. Kelly presently holds 6,000 shares of exercisable stock options.

Item 6.   Indemnification of Directors and Officers.

     Article 2.02A(16) of the Texas Business Corporation Act, as amended (the "TBCA"), empowers the Registrant to indemnify its directors, officers, employees and agents in a variety of circumstances and to purchase and maintain liability insurance for those persons, but only to the extent permitted by Article 2.02-1 of the TBCA. Article 2.02-1 of the TBCA, in turn, provides that a corporation may indemnify any person who was, is or is threatened to be made a party to any suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative because the person is or was a director of the Registrant or is or was serving at its request in the same or another capacity in another corporation or business association against judgments, penalties, fines, settlements and reasonable expenses actually incurred if it is determined: (i) that the person conducted himself in good faith, (ii) that the person reasonable believed his conduct, with respect to his official capacity, was in the best interests of the Registrant and (iii) in the case of any criminal proceeding, that the person had no reasonable cause to believe his conduct was unlawful.

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     The Registrant's Articles of Incorporation, as amended, contain a provision that limits directors' liability. The provision eliminates, to the fullest extent permitted by the TBCA, the Texas Miscellaneous Corporation Laws Act or other applicable laws, a director's liability to the Registrant or its shareholders for monetary damages for an act or omission in the director's capacity as a director. The TBCA provides that this provision may not eliminate a director's liability to the extent the director is found liable for (i) a breach of the director's duty or loyalty to the Registrant or its shareholders,
(ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Registrant or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (iv) an act or omission for which the liability of a director is expressly provided by applicable statute. The provision of the Articles of Incorporation does not limit liability of officers or of directors acting in their capacities as officers.

     The Registrant's bylaws provide that the Registrant must indemnify directors and officers against liabilities incurred in their capacities as such. These provisions (i) require that such indemnification be provided, making indemnification mandatory where, under the TBCA, it would otherwise be discretionary and (ii) require advancement of expenses incurred in defending a proceeding if the director or officer seeking such advances provides an undertaking to repay all amounts so advanced if it ultimately is determined that he is not entitled to be indemnified.

     The Company has purchased directors' and officers' liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company and its subsidiaries against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and
(2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Texas.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     4.1  Articles of Incorporation of the Registrant, as amended on April
          27, 1993 (incorporated by reference to the Registrant's Registration Statement on Form S-8 dated April 27, 1993)

     4.2 By-Laws of the Registrant, as amended (incorporated by reference to the Registrant's Current Report on Form 8-K dated September 7, 1990)

     4.3 Rights Agreement dated as of October 6, 1989 between the Registrant and Team Bank, N.A., as Rights Agent (incorporated by reference to the Registrant's Registration Statement on Form 8-A dated October 6, 1989)

     4.4 First Amendment to Rights Agreement dated as of October 4, 1990 between the Registrant and Society National Bank, as successor Rights Agent (incorporated by reference to the Registrant's Amendment No. 1 on Form 8 to Registration Statement on Form 8-A dated October 4, 1990)

     5.   Opinion of Kelly, Hart & Hallman

     23.1 Consent of Ernst & Young LLP

     23.2 Consent of Kelly, Hart & Hallman (included in their opinion filed as
          Exhibit 5)

     99.1 Registrant's Justin Industries, Inc. 1996 Non-Employee Director Stock Option Plan (incorporated by reference from the company's definitive proxy statement for the Annual Meeting of Shareholders held on April 11, 1996)

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Item 9.   Undertakings

A.   Indemnification

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

B.   Subsequent Exchange Act Documents

     The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.   Other

     The Registrant hereby also undertakes:

     (1) To file, during any period in which offers or sales are being made a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on May 1, 1998.

                                        JUSTIN INDUSTRIES, INC.

                                    By: /S/ JOHN JUSTIN
                                        John Justin
                                        Chairman of the Board
                                        and Chief Executive Officer
                                        May 1, 1998

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints John Justin, J. T. Dickenson and Richard J Savitz, and each of them, any one of whom may act without the joinder of the others, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments to this registration statement as such attorney-in-fact may deem necessary or appropriate.


/S/ JOHN JUSTIN                         /S/ MARVIN GEARHART
John Justin                             Marvin Gearhart
Chairman of the Board                   Director, May 1, 1998
and Chief Executive Officer
May 1, 1998


/S/ J. T. DICKENSON                     /S/ DEE J. KELLY
J. T. Dickenson                         Dee J. Kelly
Director, President                     Director, May 1, 1998
and Chief Operating Officer
May 1, 1998


/S/ RICHARD J. SAVITZ                   /S/ JOSEPH R. MUSOLINO
Richard J. Savitz                       Joseph R. Musolino
Vice President-Finance, Principal       Director, May 1,1998
Financial and Accounting Officer
May 1, 1998


/S/ BAYARD H. FRIEDMAN                  /S/ JOHN V. ROACH
Bayard H. Friedman                      John V. Roach
Director, May 1, 1998                   Director, May 1, 1998




/S/ ROBERT E. GLAZE                     /S/ WILLIAM E. TUCKER
Robert E. Glaze                         William E. Tucker
Director, May 1, 1998                   Director, May 1, 1998

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                             JUSTIN INDUSTRIES, INC.

                                INDEX TO EXHIBITS

Exhibit
  No.                       Description                      Page*
-------                     -----------                      -----

  4.1 Articles of Incorporation of the Registrant, as amended on April 27, 1993 (incorporated by reference to the Registrant's Registration
          Statement on Form S-8 dated April 27. 1993)

  4.2     By-Laws of the Registrant, as amended
          (incorporated by reference to the Registrant's
          Current Report on Form 8-K dated September 7,
          1990)                                               N/A

  4.3     Rights Agreement dated as of October 6, 1989
          between the Registrant and Team Bank, N.A., as
          Rights Agent (incorporated by reference to the
          Registrant's registration statement on Form 8-A
          dated October 10, 1989)                             N/A

  4.4     First Amendment to Rights Agreement dated as of
          October 4, 1990 between the Registrant and
          Society National Bank, as successor Rights Agent
          (incorporated by reference to the Registrant's
          Amendment No. 1 on Form 8 to Registration
          Statement on Form 8-A dated October 4, 1990)        N/A

  5       Opinion of Kelly, Hart & Hallman                    N/A

  23.1    Consent of Ernst & Young LLP

  23.2    Consent of Kelly, Hart & Hallman (included in
          their opinion filed as Exhibit 5)                   N/A

  99.1    Justin Industries, Inc. 1996 Non-Employee
          Director Stock Option Plan (incorporated by
          reference from the company's definitive proxy
          statement for the Annual Meeting of Shareholders
          held on April 11, 1996)                             N/A



* The page numbers where exhibits (other than those incorporated by reference) can be found are indicated only on the manually signed registration statement.



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                                  Exhibit 24.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Justin Industries, Inc. 1996 Non-Employee Director Stock Option Plan of our reports dated January 28, 1998, with respect to the consolidated financial statements of Justin Industries, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.



                                        /S/ ERNST & YOUNG LLP




Fort Worth, Texas
April 29, 1998


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